UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2006
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 9, 2006, Chesapeake Corporation ("Chesapeake" or the "Company") announced preliminary fourth-quarter and full-year 2005 results. The announced results were preliminary pending completion by the Company of its reviews of the recoverability of U.S. deferred income tax assets and the goodwill impairment charge for the reporting units within the Company's Paperboard Packaging segment. Following further analysis and review of the assumptions underlying the valuation of the fair value of the assets of the reporting units within the Paperboard Packaging segment, the Company determined that the previously announced preliminary after-tax non-cash impairment charge should be $311.7 million, rather than the $247.1 million reported in the Company's February 9, 2006 press release. Also, the Company concluded that it should record a deferred income tax benefit of approximately $2.3 million during the fourth quarter of 2005 (see also Item 4.02(a) below for a change in our valuation allowance that affects prior periods). As a result of these items, Chesapeake's net loss for the fourth quarter is $317.0 million, or $16.34 per share, compared to $254.7 million, or $13.13 per share, as preliminarily reported. The Company's net loss for the full-year 2005 is $314.3 million, or $16.20 per share, compared to $254.7 million, or $13.13 per share, as preliminarily reported. Full results will be included in the Company's 2005 annual report on Form 10-K.

The information filed under Item 2.02 in this current report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by Chesapeake under the Securities Act of 1933, as amended.

ITEM 2.06 MATERIAL IMPAIRMENTS

In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets", the Company conducted its annual goodwill impairment test for all reporting units as of December 1, 2005. As a result of its preliminary analysis, the Company believed a goodwill impairment had occurred and announced a preliminary after-tax non-cash charge of $247.1 million related to impairment of goodwill within the reporting units of the Company's Paperboard Packaging segment on February 9, 2006. Following further analysis and review of the assumptions underlying the valuation of fair value of the assets of the reporting units within the Paperboard Packaging segment, the Company increased the after-tax non-cash impairment charge to $311.7 million. The Company's remaining goodwill balance as of its fiscal 2005 year end following the impairment charge was approximately $354.0 million. The Company does not expect the impairment charge to result in future cash expenditures or to affect compliance with covenants under its borrowing arrangements.

ITEM 4.02 (a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 1, 2006, management of the Company and the Audit Committee of the Company's Board of Directors concluded, after review of pertinent facts, that the previously filed audited annual consolidated financial statements as of and for the fiscal years ending January 2, 2005 (fiscal 2004) and December 28, 2003 (fiscal 2003), together with the previously filed interim consolidated financial statements for these two fiscal years and for each of the quarters in fiscal 2005, should no longer be relied upon as a result of accounting errors in those financial statements that relate to the Company's accounting for deferred income taxes.

The errors primarily result from the Company's accounting for the likelihood and timing of future reversals of certain taxable temporary differences (deferred income tax liabilities). Upon further consideration of the reversal patterns of these taxable temporary differences, the Company determined that historically it did not appropriately consider the potential future reversal of certain deferred income tax liabilities when determining the recoverability of its net deferred tax assets and, therefore, it had overstated its valuation allowance for its net deferred income tax assets, thereby overstating its net deferred income tax liabilities. The Company has determined that it will restate its audited consolidated financial statements for fiscal 2004 and fiscal 2003, and its quarterly consolidated financial statements for the interim periods within fiscal 2004 and fiscal 2005. The restatement of its annual audited consolidated financial statements for fiscal 2004 and fiscal 2003 will be reflected in the Company's 2005 annual report on Form 10-K. The Company will amend its interim consolidated financial statements for fiscal 2004 and fiscal 2005 by filing quarterly reports on Form 10-Q/A for the first, second and third quarterly periods of 2005.

The effect of the correction of these errors will increase net income by approximately $0.8 million, or $0.04 per share, in fiscal 2004 and $0.4 million, or $0.03 per share, in fiscal 2003. The Company previously reported net income of $10.9 million in fiscal 2004 and $26.5 million in fiscal 2003.

As a result of this restatement, the Company has determined that it did not maintain effective controls as of January 1, 2006 and January 2, 2005 over the completeness and accuracy of its accounting for deferred income tax assets, including the related deferred income tax valuation allowance and the income tax (benefit) expense accounts. Specifically, the Company did not maintain effective controls over the completeness and accuracy of its recovery analysis related to the valuation of its deferred income tax assets. Management has concluded that this control deficiency constitutes a material weakness. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Accordingly, the Company has concluded that its internal control over financial reporting was not effective as of January 1, 2006 (end of its 2005 fiscal year) or January 2, 2005 (end of its 2004 fiscal year). The Company has taken appropriate action to address this material weakness subsequent to January 1, 2006.

Management and the Audit Committee of the Company's Board of Directors have discussed the matters disclosed in Item 4.02(a) of this current report on Form 8-K with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: March 7, 2006	BY:	/s/ Thomas G. Hayes
Thomas G. Hayes
Controller
(Principal Accounting Officer)